                                   EXHIBIT 11.

                 STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE

            THREE MONTH PERIOD ENDED JUNE 30,                                        1996 (Restated)
-------------------------------------------------------             -----------------------------------------
                                                                                               ASSUMING
                                                                        PRIMARY              FULL DILUTION
                                                                    ----------------      -------------------
WEIGHTED AVERAGE OF OUTSTANDING SHARES                                  26,888,775             26,888,775

COMMON EQUIVALENT SHARES:
     OUTSTANDING STOCK OPTIONS                                             489,947                527,710

OTHER POTENTIALLY DILUTIVE SECURITIES:
    CONVERTIBLE DEBENTURES                                                   N/A                3,887,304
                                                                             ---                ----------

SHARES USED IN COMPUTING
    NET INCOME PER SHARE                                                27,378,722             31,303,789
                                                                        ==========             ===========

NET INCOME                                                              $3,054,000           $  3,054,000

ADJUSTMENTS ASSUMING FULL DILUTION:
    INTEREST EXPENSE, NET OF TAXES                                         N/A                    681,000
                                                                           ---                    --------

NET INCOME, ASSUMING FULL DILUTION                                      $3,054,000           $  3,735,000
                                                                        ==========           =============

NET INCOME PER SHARE                                                    $     0.11           $       0.11


DILUTION PERCENTAGE ASSUMING FULL DILUTION (1)                             N/A                     -6.976%
                                                                           ---                  ----------

NET INCOME PER SHARE                                                    $     0.11           $       0.11
                                                                        ==========           =============

             SIX MONTH PERIOD ENDED JUNE 30,                                         1996 (Restated)
-------------------------------------------------------             -----------------------------------------
                                                                                            ASSUMING
                                                                        PRIMARY           FULL DILUTION
                                                                    ----------------      -------------------
WEIGHTED AVERAGE OF OUTSTANDING SHARES                                  26,838,407             26,838,407

COMMON EQUIVALENT SHARES:
    OUTSTANDING STOCK OPTIONS                                              431,978                534,372

OTHER POTENTIALLY DILUTIVE SECURITIES:
    CONVERTIBLE DEBENTURES                                                 N/A                  3,887,304

                                                                    --------------        ----------------

SHARES USED IN COMPUTING
    NET INCOME PER SHARE                                                27,270,385             31,260,083
                                                                        ==========             ===========

NET INCOME                                                              $6,020,000           $  6,020,000

ADJUSTMENTS ASSUMING FULL DILUTION:
    INTEREST EXPENSE, NET OF TAXES                                         N/A                  1,065,000

                                                                    --------------        -----------

NET INCOME, ASSUMING FULL DILUTION                                      $6,020,000           $  7,085,000
                                                                        ==========           =============

NET INCOME PER SHARE                                                    $     0.22           $       0.23


DILUTION PERCENTAGE ASSUMING FULL DILUTION (1)                             N/A                     -2.672

                                                                    --------------        ----------------

NET INCOME PER SHARE                                                    $     0.22           $       0.22
                                                                        ==========           =============


NOTES:

(1) - PROVIDED THAT DILUTION IS GREATER THAN 3%, THE CONVERTIBLE DEBENTURES ARE CONSIDERED DILUTIVE IN THE CALCULATION AND PRESENTATION OF PER SHARE DATA.


                                       20